Exhibit 99.1

ON Semiconductor Corporation Completes Merger of AMIS

Holdings, Inc.

The stock-for-stock transaction has an estimated equity value of $613 million

•	Acquisition enhances ON Semiconductor’s analog and power leadership

•	Combined company has cumulative last twelve months revenues of approximately $2.2 billion and EBITDA of more than $500 million

•	Transaction expected to result in significant cost savings and improved free cash flow

PHOENIX, Ariz. – Mar. 17, 2008 – ON Semiconductor Corporation (NASDAQ: ONNN) announced today that it has completed its acquisition of AMIS Holdings, Inc. (NASDAQ: AMIS) in a stock-for-stock merger. Under the terms of the merger agreement, holders of AMIS will generally receive 1.15 shares of ON Semiconductor common stock for each share of AMIS common stock they own as of the close of business today. ON Semiconductor will issue a total of approximately 103 million shares of common stock on a fully diluted basis to complete the transaction. Former AMIS stockholders now own approximately 26 percent of ON Semiconductor. At closing, ON Semiconductor repaid AMIS’s senior bank facility with cash on hand from both companies.

“The merger represents an important step in the transformation of ON Semiconductor,” said Keith Jackson, ON Semiconductor president and chief executive officer. “ON Semiconductor is now solidly positioned as a global leader of efficient power and analog solutions. The acquisition brings together ON Semiconductor’s leading standard products, operational excellence and manufacturing infrastructure with AMIS’s substantial custom product portfolio enabling us to more comprehensively address our customers’ needs. Furthermore, we expect to achieve significant operating and manufacturing cost savings. Starting this week, the company will begin executing the planned operational integration of the two companies to ensure a smooth transition and create immediate value for our customers, partners and investors.”

“Our merger with ON Semiconductor is a great opportunity for our customers, employees, stockholders and their future,” said Christine King, AMIS’s former chief executive officer and president. “I am also looking forward to joining the ON Semiconductor board of directors effective today.”

Additional details regarding the acquisition will be made available during a conference call to discuss ON Semiconductor’s first quarter 2008 results. The call is currently scheduled for May 7, 2008. During this call, the company also intends to discuss the gross margin and net income per share effects associated with the purchase accounting rules. Specifically, the company will outline the amortization of intangibles, in-process

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research and development charges, write-up of inventories and other non-cash transaction-related impacts to our financial statements. These purchase accounting rules should have no impact to the ongoing free cash flow of ON Semiconductor but will affect U.S. GAAP gross margins and net income per share for a period of time.

About ON Semiconductor

With its global logistics network and strong product portfolio, ON Semiconductor (NASDAQ: ONNN) is a preferred supplier of efficient power solutions to customers in the power supply, automotive, communication, computer, consumer, medical, industrial, mobile phone, and military/aerospace markets. The company’s broad portfolio includes power, analog, DSP, mixed-signal, advance logic, clock management and standard component devices. Global corporate headquarters are located in Phoenix, Arizona. The company operates a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. These forward-looking statements include, but are not limited to, statements related to the benefits of the proposed transaction between ON Semiconductor Corporation (“ON”) and AMIS Holdings, Inc. (“AMIS”) and the future financial performance of ON. These forward-looking statements are based on information available to ON and AMIS as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON’s or AMIS’s control. In particular, such risks and uncertainties include difficulties encountered in integrating merged businesses; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality its current products; the adverse impact of competitive product announcements; revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at customers and distributors, technological and product development risks, availability of raw materials, competitors' actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with leverage and restrictive covenants in debt agreements, risks associated with international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2008, Quarterly Reports on Form 10-Q Current Reports on Form 8-K and other of ON’s SEC filings, and AMIS’s Annual Report on Form 10-K as filed with the SEC on February 26, 2008, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of AMIS’s SEC filings. These forward-looking statements

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should not be relied upon as representing ON’s or AMIS’s views as of any subsequent date and neither undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Investor Relations Contact:	Media Relations Contact:

Ken Rizvi	Anne Spitza
ON Semiconductor	ON Semiconductor
Corporate Development & Investor Relations	Media Relations
(602) 244-3437	(602) 244-6398
ken.rizvi@onsemi.com	anne.spitza@onsemi.com

Wade Olsen	Tamera Drake
AMI Semiconductor	AMI Semiconductor
Investor Relations	Media Relations
(208) 234-6045	(208) 234-6890
wade_olsen@amis.com	tamera_drake@amis.com